Exhibit 99.1

MORGANS HOTEL GROUP AND CAPITAL GROUP ANNOUNCE DELANO MOSCOW

ICONIC DELANO BRAND EXPANDS TO RUSSIA IN 2015

10TH NEW MANAGEMENT DEAL, NEARLY DOUBLING COMPANY PORTFOLIO

Morgans Hotel Group announces plans to extend their signature luxury brand into Russia with the opening of Delano Moscow, the third international Delano-branded property, following the opening of Delano Marrakech slated for September 2012, and Delano Cesme scheduled to open in 2015. With Delano Moscow, Morgans Hotel Group is positioned to deliver the unique Delano experience, defined by impeccable style and unparalleled standards of service, to the thriving international gateway city in 2015.

This announcement is the latest progression in the New York-based hospitality management company’s extensive international growth plan for its Delano luxury brand, focused on entering key markets around the world. Morgans Hotel Group’s Delano first opened its doors in 1995 in Miami’s trendy South Beach and quickly became a must-visit destination, pioneering a new industry standard as a next generation chic urban resort.

Delano Moscow will be situated in the heart of Moscow’s new state-of-the-art International Business Center, also referred to as Moscow-City, Russia’s first ever mixed-use space, combining high-end residences, offices and retail in one impressive complex. The Moscow Government first conceived of the Moscow City project in 1992, and an estimated 500,000 – 600,000 people will be visiting, living or working in the awe-inspiring new luxury development at any given time.

Morgans Hotel Group’s newest Delano will be part of Capital Group’s OKO project within Moscow City, a new development that will offer premium spaces designed for luxury living, business and entertainment. An example of innovative urbanism presented by American architectural bureau SOM (Skidmore, Owings and Merrill), OKO will also feature an 85-story skyscraper and a 49-story office tower that soar from a 7-story single transparent crystalline structure at the base of the complex.

Plans for Delano Moscow include 160 beautifully appointed guest rooms, extensive fine dining and nightlife outlets and top-of-the-line hotel facilities and guest amenities. The world-class boutique resort will provide an upscale haven of luxury within the vibrant Moscow-City development, appealing to the sensibilities of tastemakers around the world. Delano has become synonymous with style and sophistication and the new Moscow property will bring these ideals to a captivating new urban center.

“With the introduction of each new Delano property, we bring to life the ethos we created in South Beach, while uniquely blending our vision with the markets we enter. Moscow is an exciting city and we could not have found a better partner to align with than Capital Group to further extend the Delano brand,” says Michael Gross, CEO of Morgans Hotel Group.

Delano Moscow commences a business partnership between Capital Group and Morgans Hotel Group, which have entered into a 20-year management agreement for the property. Founded in 1993, Capital Group is one of Russia’s leading development companies, whose previous projects have received awards from The Russian Academy of Architecture and Construction Sciences, the Moscow Government and various international architectural exhibitions.

On signing the deal, Vladislav Doronin, Chairman of Board of Directors, Capital Group, said: “Moscow City has become a financial center of international standard. It comprises mixed-use skyscraper complexes totaling 4.5 million square meters that have become headquarters for major international companies. A modern transport infrastructure has been developed within the business district, which includes two operating metro stations and a high-speed railway currently under construction that would connect Moscow City with international airports. Thus, it is obvious that Moscow City needs high-quality hotel service, and Delano Moscow would become the first hotel to open here. I have no doubt it would become the best project to meet the needs of the tenants and the guests of the business center.”

With the addition of Delano Moscow, Morgans Hotel Group now has signed management agreements for ten hotels that are slated to open over the next three-years, starting next month with the scheduled opening of Delano Marrakech. In aggregate, these new hotels will nearly double the size of Morgans Hotel Group’s portfolio from thirteen hotels comprising 3,400 rooms across three countries, to twenty-three hotels comprising 6,300 rooms across seven countries. All of these new deals expand Morgans Hotel Group’s three powerful and complementary brands Delano, Mondrian and Hudson in key gateway cities and resort destinations.

Morgans Hotel Group currently has properties in New York, Miami, London, Los Angeles, San Francisco, Boston and Playa del Carmen, Mexico.

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For further media information please contact:

Lauren Buchman, lauren.buchman@mhgc.com, 212-277-4118

Chad Fabrikant, chad@carmapr.com, 305-438-9200

ABOUT MORGANS HOTEL GROUP

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, South Beach and New York, Clift in San Francisco, Ames in Boston, Sanderson and St Martins Lane in London, and a hotel in Playa del Carmen, Mexico. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including Delano and Mondrian in Marrakech, Morocco; Hudson and Mondrian in London, England; Delano in Cesme, Turkey; and Mondrian properties in Istanbul, Turkey; Doha, Qatar and Nassau, The Bahamas. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visitwww.morganshotelgroup.com.

ABOUT CAPITAL GROUP

Capital Group is one of the leading Russian development companies since 1993. Today the company’s portfolio comprises 56 completed projects (5 million square meters). The area of projects currently under development and construction exceeds 2 million square meters. Capital Group is involved in development of both high-end residential projects (Business, Premium, and Deluxe class) and premium commercial real estate including class A business centers, shopping malls and hotels.

Since inception Capital Group made significant contributions to the architectural look of Moscow as we know it today. The company was the first to invite world-class professionals to partake in Russian development projects. Leading Russian and international architects and designers contributing to Capital Group development projects include, among others: SOM (Skidmore, Owings and Merrill), NBBJ, ARUP, and most prestigious Pritzker Architecture Prize winner Zaha Hadid, Ostozhenka bureau, Studio 19 of Mosproect-2, Nikolay Lyzlov’s architectural studio and others.

Capital Group maintains a dominant position within the Moscow real estate market enjoying the reputation of a highly experienced developer with a great portfolio of existing and future projects brought about by a professional and dedicated management team. The company is willing to implement innovative architectural and engineering techniques and strives towards the highest standards of construction quality.

Capital Group’s development projects have been acknowledged by the professional community and won numerous awards in Russia and abroad. Capital Group has been acknowledged as the “Best Russian Developer” (PH Euromoney 2012) and “The Best Developer” (CRE Awards 2012), entered top 10 major Russian developers’ rating by Forbes’10, RBC’10; in 2009, named the “Best Russian Developer” (PH Euromoney) and “Developer 2009” (Kompaniya magazine).

ABOUT OKO

Mixed-use development OKO is the new project in MIBC Moscow City created by the leading Moscow real estate developer Capital Group, to begin the new chapter in Russian contemporary development. An example of innovative urbanism performed by American architectural bureau SOM (Skidmore, Owings and Merrill), OKO consists of an 85-story skyscraper and a 49-story office tower that soar from a 7-story single transparent crystalline structure at the base of the complex and offers the best services for ultimate living, business and entertainment. OKO offers premium move-in-ready residential apartments with designer interiors and modern offices with breathtaking views of the Moskva River, the Kremlin and the White House, Sparrow Hills (Vorobyovy Gory) and the skyscrapers of Moscow City, progressive security systems, 24/7 services from a world-class boutique hotel, a fitness center, SPA, outdoor tennis courts, private cinema hall, conference hall, restaurants and bars, and activity any time, day or night.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future other events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes, volcanoes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in Morgans Hotel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other documents filed by Morgans Hotel Group with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and Morgans Hotel Group assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.